UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Term Loan Agreement

On March 29, 2022, Cboe Global Markets, Inc. (the “Company”), entered into Amendment No. 3 to Term Loan Credit Agreement (the “Term Loan Amendment No. 3”), with Bank of America, N.A., as administrative agent (the “Agent”) and initial lender, which amended that certain Term Loan Credit Agreement, dated as of March 22, 2018, as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of May 29, 2020 and Amendment No. 2 to the Term Loan Credit Agreement, dated as of June 25, 2021 (the “Term Loan Credit Agreement”), by and among the same parties.

The Term Loan Amendment No. 3 makes certain changes to the Term Loan Credit Agreement, including without limitation, the following:

•	Provides for a “Borrowing Period” from and including March 29, 2022 to the earliest of: (1) September 30, 2022, (2) the date of termination of the commitments of all of the lenders and (3) the date of termination of the commitment of each lender to make loans pursuant to an event of default; provided that the Borrowing Period shall end immediately upon the funding of the fifth borrowing of committed loans;

•	Allows for additional delayed draws in an aggregate principal amount of $400 million, until the expiration of the Borrowing Period and otherwise adds provisions to provide for these draws;

•	Adds a commitment fee (based on the Company’s public debt ratings) that will accrue until the expiration of the Borrowing Period;

•	Replaces the London Interbank Offered Rate (LIBOR) as the applicable reference rate with the Term Secured Overnight Financing Rate (SOFR), and otherwise conforms the Term Loan Credit Agreement to accommodate Term SOFR as the reference rate;

•	Allows the Company to increase the maximum permitted consolidated leverage ratio to 4.25 to 1.00 or 4.00 to 1.00 (from 3.50 to 1.00) for four consecutive fiscal quarters following certain acquisitions, provided this increase may be made only once and at the time it exercises such financial covenant step-up, the Company shall be exercising a like step-up under its revolving credit facility; and

•	Modifies certain other provisions to be consistent with the Company’s revolving credit agreement.

Bank of America, N.A. or certain of its affiliates (1) have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to the Company and its subsidiaries and affiliates, (2) are the Company's and its subsidiaries’ and affiliates’ customers, including trading permit holders, trading privilege holders, participants and members, and engage in trading activities on Company markets or (3) are clearing members of the Options Clearing Corporation, and, as such, they clear the market-maker sides of transactions at Company markets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment No. 3, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Amendment No. 3 to Term Loan Credit Agreement, dated as of March 29, 2022, by and among Cboe Global Markets, Inc., Bank of America, N.A., as administrative agent and initial lender

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.

By:	/s/ Brian N. Schell
Name:	Brian N. Schell
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: April 1, 2022